Exhibit 5

                     Foster Wheeler Corporation
                       Perryville Corporate Park
                     Clinton, New Jersey 08809

                                                             April 26, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

         Reference is made to the Registration Statement on Form S-8 filed by Foster Wheeler Corporation (the "Company") with the Securities and Exchange Commission on June 1, 1995 (Reg. No. 33-59739) and the Registration Statement on Form S-8 to be filed by the Company and relating to the registration of an additional 1,800,000 shares of Common Stock, par value $1.00 per share, of the Company, which may be transferred from time to time to employees of the Company under the Company's 1995 Stock Option Plan (the "Plan", such shares, the "Additional Shares.").

         I have examined originals or photostatic or certified copies of such records of the Company, and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth in this letter. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon my examination mentioned above and relying upon the statements of fact contained in the documents I have examined, I am of the opinion that the 1,800,000 Additional Shares, when awarded in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

        I am a member of the bar of the State of New York, and I do not herein express any opinion as to any law other than the laws of the State of New York and the laws of the United States of America. The opinion expressed in this letter is based upon existing laws which are subject to change. I hereby consent to the filing of this opinion as an Exhibit to the second above-described Registration Statement.

                                        Very truly yours,

                                        /S/ Thomas R. O'Brien
                                        --------------------------------------
                                        Thomas R. O'Brien


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